Exhibit 99.1

October 21, 2025

COMPANY CONTACT:

FutureFuel Corp.

Roeland Polet

(870) 698-5608

www.futurefuelcorporation.com

FutureFuel to Release Third Quarter 2025 Financial Results on November 10, 2025

BATESVILLE, Ark. (October 21, 2025) – FutureFuel Corp. (NYSE: FF) (“FutureFuel”), a manufacturer of custom and performance chemicals and biofuels, announced today that it will release its third quarter 2025 financial results after market close on Monday, November 10, 2025.

About FutureFuel

FutureFuel is a leading manufacturer of diversified chemical products, specialty chemical products, and biofuel products. In its chemicals business, FutureFuel manufactures specialty chemicals for specific customers (“custom chemicals”) as well as multi-customer specialty chemicals (“performance chemicals”). FutureFuel’s custom chemicals product portfolio includes proprietary intermediates for major chemical companies and chlorinated polyolefin adhesion promoters and antioxidant precursors for a major chemical company. FutureFuel’s performance chemicals product portfolio includes polymer (nylon) modifiers and several small-volume specialty chemicals for diverse applications. FutureFuel’s biofuels segment primarily produces and sells biodiesel to its customers. Please visit www.futurefuelcorporation.com for more information.

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